UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 2, 2004

NEXTEL PARTNERS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29633	91-1930918
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4500 Carillon Point
Kirkland, Washington 98033
(425) 576-3600

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Item 5. Other Events

On January 2, 2004, Nextel Partners, Inc. (the “Company”) issued a press release announcing that it had completed the redemption of $67.7 million aggregate principal amount at maturity of its 12½% senior notes due November 15, 2009.  The total amount of the redemption, including accrued interest, of $77.2 million was funded with the net proceeds of the Company’s recently completed public equity offering.  A copy of the Company’s press release issued January 2, 2004 is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTEL PARTNERS, INC.

Date: January 2, 2004	By:	/s/ DONALD J. MANNING
Donald J. Manning
Vice President, General Counsel and Secretary